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                    SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549



                                   FORM 8-K



                                CURRENT REPORT



                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



                 Date of Report (Date of earliest event reported)
                                     April 5, 1998




                          SECURITY FIRST CORP.
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       (Exact name of Registrant as specified in its charter)



   Delaware                 0 - 21212               34-1724675
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 (State or other     (Commission File No.)       (IRS Employer
 jurisdiction of                                   Identification
 incorporation)                                        No.)



1413 Golden Gate Boulevard, Mayfield Heights, Ohio  44124-1800
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  (Address of principal executive offices)           (Zip Code)



Registrant's telephone number, including area code (404) 449-3700
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                              N/A
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  (Former name or former address, if changed since last report)


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Item 5.     Other Events
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     On April 5, 1998, Security First Corp. ("Security First"), a Delaware
corporation, and FirstMerit Corporation ("FirstMerit"), an Ohio corporation, entered into an Agreement of Affiliation and Plan of Merger ("Agreement"), pursuant to which Security First will merge with and into FirstMerit through a tax-free, stock-for-stock exchange, with FirstMerit as the surviving corporation ("Merger"). Under the terms of the Agreement, upon consummation of the Merger all shares of Security First common stock issued and outstanding immediately prior to the Effective Time (as defined in the Agreement) of the Merger shall be converted into the right to receive 0.8855 of a share of FirstMerit common stock. Based on the closing price of FirstMerit's common stock on April 3, 1998 of $33.06 per share, the value of the transaction on such date was approximately $256 million. On April 6, 1998, Security First and FirstMerit issued a joint press release announcing the Merger, a copy of which is included as Exhibit 99 hereto and incorporated by reference herein.

     The Merger, which would be accounted for as a pooling of interests, is expected to close by the end of the third quarter of 1998. The Agreement has been approved by the boards of directors of both companies. Consummation of the Merger is subject to certain customary conditions, including, among others, the adoption of the Agreement by the Security First shareholders and receipt of regulatory approvals. Security First has also granted FirstMerit an option to acquire up to 19.9 percent of Security First common stock, as further described below.

     The preceding description of the Agreement is qualified in its entirety by reference to the copy of the Agreement included as Exhibit 2.1 hereto, and which is incorporated by reference herein.

     Security First and FirstMerit also entered into a Stock Purchase Option dated as of April 5, 1998 (the "Security First Stock Option"). Under the Security First Stock Option, FirstMerit was granted an irrevocable option to purchase, under certain circumstances, up to 19.9 percent of Security First common stock at $22.25 per share. The number of shares and the purchase price are subject to adjustment as described in the Security First Stock Option. Under certain circumstances, Security First may be required to repurchase the Security First Stock Option or the shares acquired pursuant to the exercise thereof. The Security First Stock Option was granted by Security First as a condition of and inducement to FirstMerit entering into the Agreement.

     The preceding description of the Security First Stock Option is qualified in its entirety by reference to the copy of the Security First Stock Option included as Exhibit 2.2 hereto, and which is incorporated by reference herein.

Item 7.     Financial Statements and Exhibits
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     (c)     Exhibits.

     The Exhibits listed on the accompanying Exhibit Index are filed as part of this Report and are incorporated herein by reference.



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                                SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             SECURITY FIRST CORP.



Date: April 7, 1998              By: /s/ Austin J. Mulhern
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                                    Austin J. Mulhern
                                     President, Chief Operating
                                        Officer and Director

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                                EXHIBIT INDEX






Exhibit
Number                    Description


2.1 Agreement of Affiliation and Plan of Merger dated as of April 5, 1998 by and between FirstMerit Corporation and Security First Corp.

2.2 Stock Purchase Option dated as of April 5, 1998 by and between FirstMerit Corporation and Security First Corp.

99             Joint Press Release dated April 6, 1998 of Security First Corp.
               and First Merit Corporation